UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020 (December 18, 2020)

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road

Building 1, Suite 279

Austin, TX

78746

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 378-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2020, Sonim Technologies Inc. (the “Company”) outsourced manufacturing of its XP3, XP5s and XP8 devices by consigning certain final assembly materials and factory equipment, including testing equipment, to Dongguan Unicair Communication Technology, Co., Ltd. (“Unicair”), the Company’s current printed circuit board assembly vendor (such transaction, the “Outsourcing Transaction”) pursuant to a Frame Purchase Agreement, dated as of December 18, 2020 (the “Purchase Agreement”), by and among the Company and Unicair.

The aggregate purchase price for the consigned assets consists of Unicair’s promise to (i) provide fixed pricing per unit for final assembly of the XP3, XP5s and XP8 units as mutually agreed upon by the parties, (ii) invest in resources in order to ensure rugged mobile phones and accessories designed by the Company specifically for task workers physically engaged in their work environments (the “Products”) obtain new FA production certification, and (iii) use commercially reasonable efforts to hire certain key engineers from the Company to ensure a smooth transfer and production quality. In addition, pursuant to the Purchase Agreement, the Company agreed that the final assembly of the Products will be given to Unicair until the end of life of such Products.

The foregoing description of the terms of the Purchase Agreement and the transactions contemplated by the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On December 18, 2020, the Company issued a press release announcing the agreement to move manufacturing of its XP3, XP5 and XP8 devices to Unicair. A copy of the press release is provided as Exhibit 99.1 to this Current Report.

The information furnished in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the Securities and Exchange Commission (the “SEC”) made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Frame Purchase Agreement, dated December 18, 2020, by and among Sonim Technologies, Inc. and Dongguan Unicair Communication Technology, Co., Ltd..

99.1	Press release dated December 18, 2020

†	Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonim Technologies, Inc. (Registrant)

Date: December 23, 2020	By:	/s/ Robert Tirva
Robert Tirva
Chief Financial Officer